UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 7, 2021, Adicet Therapeutics, Inc. (“Adicet Therapeutics”), a wholly-owned subsidiary of Adicet Bio, Inc. (the “Company”) entered into the Standard Form of Agreement between Owner and Contractor Where the Basis for Payment is a Stipulated Sum, effective as of April 2, 2021 (the “Construction Agreement”), by and between Adicet Therapeutics and CP Enterprises, Inc. d/b/a CP Construction (“CP Construction”). The Construction Agreement provides for pre-construction and construction services at the Company’s office and laboratory space at 1000 Bridge Parkway, Redwood City, California 94065 per the provisions previously agreed to in the First Amendment to the Lease, dated as of December 30, 2020. For these pre-construction and construction services, Adicet Therapeutics will pay approximately $14 million of consideration to CP Construction.

The Construction Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Standard Form of Agreement between Owner and Contractor Where the Basis for Payment is a Stipulated Sum, effective as of April 2, 2021, by and between Adicet Therapeutics, Inc., as Owner, and CP Enterprises, Inc. d/b/a CP Construction, as Contractor.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2021	ADICET BIO, INC.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer